                                                                    EXHIBIT 10.8


                   SERIES A-1 PREFERRED STOCK AND COMMON STOCK

                              INVESTMENT AGREEMENT

                             DATED DECEMBER 30, 1998
                      AND EFFECTIVE AS OF NOVEMBER 23, 1998

                                     BETWEEN

                   ALLIED RISER COMMUNICATIONS HOLDINGS, INC.

                                       AND

                       NORWEST VENTURE PARTNERS VII, L.P.

                                TABLE OF CONTENTS


                                   SECTION 1.
                           AUTHORIZATION AND CLOSING.

A.       Authorization of the Series A-1 Preferred and the Common Stock.............1
B.       Purchase and Sale of the Series A-1 Preferred and the Common Stock.........1
C.       The Closing. ..............................................................1

                                   SECTION 2.
                               CLOSING CONDITIONS

A.       Representations and Warranties; Covenants..................................2
B.       Certificate of Incorporation...............................................2
C.       Bylaws.....................................................................2
D.       Subsidiary Organizational Documents........................................2
E.       Reorganization.............................................................2
F.       Indemnification Agreement and Stockholders' Pledge Agreement. .............2
G.       Registration Rights Agreement..............................................2
H.       Stockholders' Agreement....................................................2
I.       Employment Agreements and Subscription Agreements..........................3
J.       Securities Law Compliance..................................................3
K.       Authorization and Reservation of Common Stock............................. 3
L.       Authorization and Reservation of Company Preferred.........................3
M.       Sale of Company Preferred and Common Stock.................................3
N.       Opinion of The Company's Counsel...........................................3
O.       Repayment of Funded Debt...................................................3
P.       Concurrent Purchases.......................................................4
Q.       Certain Operating Agreements. .............................................4
R.       Warrants...................................................................4
S.       Board Composition..........................................................4
T.       Second Round Documents ....................................................4
U.       Closing Documents .........................................................4
V.       Proceedings................................................................5
W.       Waiver.....................................................................5

                                   SECTION 3.
                                   COVENANTS.

A.       Financial Statements and Other Information.................................5
B.       Inspection of Property.....................................................8
C.       Attendance at Board Meetings.............................................. 8
D.       Use of Proceeds............................................................9
E.       Negative Covenants. .......................................................9
F.       Affirmative Covenants. ...................................................12
G.       Intellectual Property Rights..............................................13
H.       Current Public Information................................................13
I.       FIRPTA....................................................................13
J.       Certain Preemptive Rights.................................................14
K.       Authorized and Reserved Common Stock and Company Preferred................15
L.       Designation of Directors..................................................15

                                   SECTION 4.
                        TRANSFER OF RESTRICTED SECURITIES.

A.       General Provisions........................................................15
B.       Rule 144A.................................................................15
C.       Legend Removal............................................................15

                                   SECTION 5.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

A.       Organization and Corporate Power..........................................16
B.       Capital Stock and Related Matters.........................................16
C.       Subsidiaries..............................................................17
D.       Authorization; No Breach..................................................17
E.       Assets....................................................................17
F.       Other Representations, Warranties, Covenants and Deliveries...............17
G.       Closing Date..............................................................18

                                   SECTION 6.
                                  DEFINITIONS.

A.       Definitions...............................................................18

                                   SECTION 7.
                                 MISCELLANEOUS.

A.       Expenses..................................................................21
B.       Remedies..................................................................21
C.       Purchaser Representations.................................................21
D.       Consent to Amendments.....................................................22
E.       Survival of Representations and Warranties................................22
F.       Successors and Assigns. ..................................................22
G.       Severability..............................................................23
H.       Counterparts..............................................................23
I.       Descriptive Headings; Interpretation. ....................................23
J.       Governing Law.............................................................23
K.       Notices...................................................................23
L.       Understanding Among the Purchasers........................................24
M.       Integration...............................................................24
N.       Capital and Surplus; Special Reserves.....................................24
O.       Treatment of Company Preferred............................................24

                                LIST OF EXHIBITS



Exhibit A   -Concurrent Purchases

Exhibit B   -Allied Riser Communications Holdings, Inc. Certificate of
            Incorporation

Exhibit C   - Allied Riser Communications Holdings, Inc. Bylaws

Exhibit D   - Allied Riser Communications, Inc. Organizational Documents

Exhibit E   -Indemnification Agreement and Stockholders' Pledge Agreement

Exhibit F   -Registration Rights Agreement

Exhibit G   -Stockholders' Agreement and Amendment No. 1 and Joinder Thereto

Exhibit H   -Three Forms of Employment Agreements, and Schedule of Necessary
            Signatories (Specifying the Applicable Form), and Specifying Certain
            Terms Thereof; and Four forms of Subscription Agreement, Amendment
            No. 1 and Amendment No. 2 Thereto, and Schedule of Necessary
            Signatories (Specifying Applicable Form)

Exhibit I   -Opinions of Allied Riser Communications Holdings, Inc. Counsel

Exhibit J   -Allied Riser Communications Holdings, Inc. Officers' Certificate

Exhibit K   -Joinder to Indemnification Agreement, Waiver and Consent, and
            Amendment No. 2 and Joinder to Stockholders' Agreement and First
            Amendment to Registration Rights Agreement

Exhibit L   -Material Differences Between Forms of Investment Agreements

                   ALLIED RISER COMMUNICATIONS HOLDINGS, INC.

        SERIES A-1 PREFERRED STOCK AND COMMON STOCK INVESTMENT AGREEMENT


                  THIS AGREEMENT is made December 30, 1998 and effective as of November 23, 1998, between Allied Riser Communications Holdings, Inc., a Delaware corporation (the "Company"), and Norwest Venture Partners VII, L.P. ("Purchaser"). Except as otherwise indicated herein, capitalized terms used herein have the meanings ascribed to such terms in Section 6 hereof.

                  The parties hereto agree as follows:

                  SECTION 1. AUTHORIZATION AND CLOSING.

                  A. Authorization of the Series A-1 Preferred and the Common Stock. The Company has authorized the issuance and sale (i) to the Purchaser of 15 shares of the Company's Series A-1 Preferred Stock ("Series A-1
Preferred"), and 65,619,675 shares of the Company's Common Stock, par value $0.0001 per share ("Common Stock"), and (ii) to the other Persons identified on Exhibit A attached hereto (the "Concurrent Purchasers"), that number of shares of Common Stock and Series A-1 Preferred (all such Series A-1 Preferred and Company Series A-2 Preferred, and all such additional Series A-1 Preferred and Series A-2 Preferred as may be issued from time to time being hereinafter referred to collectively as the "Company Preferred") as is set forth on such Exhibit A, in each such case with respect to Concurrent Purchases, for the consideration set forth on such Exhibit, and having the rights and preferences set forth in Exhibit B attached hereto.

                  B. Purchase and Sale of the Series A-1 Preferred and the Common Stock. At the Closing, the Company shall sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase from the Company (i) the number of shares of Series A-1 Preferred for the consideration set forth on Exhibit A, and (ii) the number of shares of Common Stock for the consideration set forth on Exhibit A.

                  C. The Closing. The closing of the purchase and sale of the Series A-1 Preferred and the Common Stock to Purchaser (the "Closing") shall take place at the offices of Rosenberg & Liebentritt, P.C., Two North Riverside Plaza, Suite 1600, Chicago, Illinois, at 10:00 a.m. (local time) on December 30, 1998, and effective as of November 23, 1993 (the "Effective Date"), or at such other place or on such other date as may be mutually agreeable to the Company, the Purchaser and the Concurrent Purchasers, it being agreed and acknowledged by the parties hereto that the Company and each Concurrent Purchaser desires to cause the Closing to occur as soon as is reasonably practicable following the satisfaction or waiver of the respective Closing Conditions. At the Closing, the Company shall deliver to the Purchaser stock certificates evidencing the Series A-1 Preferred and the Common Stock to be purchased by the Purchaser, in each case, registered in the Purchaser's or its nominee's name, upon payment of the purchase price thereof by wire transfer of immediately available funds to a bank account of the Company designated by the Company to the Purchaser prior to Closing.

                  SECTION 2. CLOSING CONDITIONS. The obligation of the Purchaser to purchase and pay for the Series A-1 Preferred and the Common Stock at the Closing is subject to the satisfaction as of the Closing of each of the following conditions in this Section 2:

                  A. Representations and Warranties; Covenants. The representations and warranties contained in Section 5 hereof shall be true and correct at and as of the Effective Date as though then made and the Company shall have performed in all respects all of the covenants required to be performed by it hereunder prior to the Closing.

                  B. Certificate of Incorporation. The Company's Certificate of Incorporation (the "Certificate of Incorporation") shall be as set forth in Exhibit B hereto, and shall be in full force and effect under the laws of the State of Delaware as of the Closing.

                  C. Bylaws. The Company's bylaws shall be in the form of Exhibit C attached hereto, (the "Company Bylaws") and shall be in full force and effect under the laws of the State of Delaware as of the Closing.

                  D. Subsidiary Organizational Documents. The certificate of incorporation and bylaws of Allied Riser Communications, Inc., a wholly-owned subsidiary of the Company incorporated and existing under the laws of the State of Delaware ("New ARC"), shall be as set forth in Exhibit D hereto, and shall be in full force and effect under the laws of the State of Delaware as of the Closing (the "Subsidiary Organizational Documents").

                  E. Reorganization. The Reorganization (i) shall have been completed (excluding completion of the RCH Liquidation (as defined in the Indemnification Agreement)), in accordance with all federal, Texas, Delaware, California, Indiana and other applicable laws, and (ii) shall have been approved unanimously by the board of directors and by the shareholders of RCH Holdings, Inc. at a duly noticed and convened special meeting of shareholders, and, to the extent necessary or desirable, the board of directors and shareholder of each Former Subsidiary. No Person shall have commenced exercise of appraisal or similar rights with respect to the Reorganization, or, to the best knowledge of the Company and its officers after due inquiry, threatened to exercise such rights (other than any such threats or exercises as have been affirmatively withdrawn in writing, with copies of such withdrawals having been provided to Purchaser). All governmental and third party consents necessary in connection with the Reorganization, the transactions contemplated hereby and in connection with the Concurrent Purchases, shall have been properly obtained in writing or proper provision made therefor, all to the satisfaction of Purchaser, and no litigation shall have been commenced in respect of any such transaction, and to the best knowledge of the Company and its officers after due inquiry, threatened in connection therewith.

                  F. Indemnification Agreement and Stockholders' Pledge Agreement. The Indemnification Agreement and Stockholders' Pledge Agreement in the forms attached hereto as Exhibit E (including the Collateral, as defined therein), shall have been executed and delivered by each of James Breen, David Crawford, Todd Doshier, Mike Schmitt, and Chuck Yeargain, and such agreements shall be in full force and effect as of the Closing.

                  G. Registration Rights Agreement. The Company and each Concurrent Purchaser shall have entered into and delivered a registration rights agreement in the form of Exhibit F attached hereto (including the applicable Current Modification Agreement, the "Registration Rights Agreement"), and the Registration Rights Agreement shall be in full force and effect as of the Closing.

                  H. Stockholders' Agreement. The Company, each Concurrent Purchaser, and each of the Company's other stockholders (including the spouse of any such stockholder residing or previously residing in a community property state) who shall have received or who shall be purchasing and receiving Common Stock on the date of this Agreement, shall have entered into and delivered a stockholders' agreement in the form of Exhibit G attached hereto (the "Stockholders' Agreement"), and the Stockholders' Agreement shall be in full force and effect as of the Closing.

                  I. Employment Agreements and Subscription Agreements. (x) New ARC shall have entered into the employment agreements as set forth on, and in accordance with the terms of, Exhibit H attached hereto, with each of the other applicable parties thereto (collectively, the "Employment Agreements"), (y) each Person who shall have received or who shall be purchasing and receiving Common Stock on or after the date of this Agreement pursuant to the RCH Liquidation (as defined in the Indemnification Agreement) shall have executed the appropriate form of Subscription Agreement (as amended in a manner satisfactory to the Purchaser through the date of acceptance by the Company, the "Subscription Agreements") as set forth on and in accordance with the terms of Exhibit H attached hereto, and each such subscription shall have been accepted by RCH Holdings, and (z) each such Employment Agreement and Subscription Agreement shall be in full force and effect as of the Closing.

                  J. Securities Law Compliance. The Company shall have made all filings under all applicable federal and state securities laws and obtained all approvals and satisfied all temporal notice requirements, in each case, necessary to consummate the issuance of the Company Preferred and the Common Stock pursuant to the terms of this Agreement in compliance with such laws and as necessary and desirable to issue and distribute all other securities in connection with the Reorganization.

                  K. Authorization and Reservation of Common Stock. The Company shall have duly authorized and reserved for issuance, a number of shares of Common Stock sufficient in Purchaser's opinion, to accommodate shares issuable in connection with the exercise of Company stock options and the conversion of Series A-1 and Series A-2 Preferred (including future issuances in subsequent financing transactions and issuances in respect of dividends on Company Preferred payable in Company Preferred).

                  L. Authorization and Reservation of Company Preferred. The Company shall have duly authorized and reserved for issuance, a number of shares of Series A-1 Preferred and A-2 Preferred sufficient in Purchaser's opinion, to accommodate future financing transactions and dividends on Company Preferred payable in the form of Company Preferred.

                  M. Sale of Company Preferred and Common Stock. The Company shall have simultaneously sold to each Concurrent Purchaser the Preferred Stock and Common Stock to be purchased by or on behalf of such Persons identified on Exhibit A attached hereto at the Closing and shall have received payment therefor in full in accordance therewith.

                  N. Opinion of The Company's Counsel. The Purchaser shall have received from Crouch & Hallett, L.L.P., counsel for the Company, (i) an opinion with respect to the matters set forth in Exhibit I attached hereto (which opinion may rely as to factual matters on certificates of other Persons), and
(ii) the opinion referred to in Section 4.1(a)(i) of the Asset Transfer Agreement, in each case, addressed to the Purchaser, dated the date of the Closing, and in form and substance reasonably satisfactory to Purchaser and its counsel.

                  O. Repayment of Funded Debt. The Company shall have caused S.Z. Investments, L.L.C., to be repaid in full, or shall have made adequate provision for the prompt repayment of, all amounts owing in respect of the Credit Agreement (as defined in the Asset Transfer Agreement).

                  P. Concurrent Purchases. The final forms of the Investment Agreements of each Concurrent Purchaser shall be in form and substance reasonably satisfactory to Purchaser.

                  Q. Certain Operating Agreements. The Company or a predecessor to the Company, shall have entered into and provided the Purchaser with true, correct and fully executed copies of, each of the EOPT Agreements, and each such agreement shall (i) be in full force and effect in accordance with the terms thereof, and (ii) to the extent necessary or desirable, be assignable to New ARC.

                  R. Warrants. All rights of Advest, Inc., Mr. Graham, Todd Doshier, Chuck Yeargain, and Al Zlogar otherwise entitling any such Person to
(a) equity or the contractual right to receive equity, consideration based on the value of equity of the Company or any Company Affiliate or predecessor, or
(b) consideration in respect of the investment by any other Person in the debt or equity of the Company, any Company Affiliate or in respect of any similar transaction or any "finders" fee shall have been extinguished to the satisfaction of Purchaser and written evidence satisfactory to Purchaser shall have been provided to Purchaser.

                  S. Board Composition. The Purchaser's designee(s) to the Company's board of directors, if any, shall be elected simultaneously with the Closing, and the New ARC board of directors shall have been reconstituted in a manner complying with the Stockholders' Agreement.

                  T. Second Round Documents. The appropriate parties shall have executed and delivered the Current Modification Agreements.

                  U. Closing Documents. The Company shall have delivered or caused to be delivered to the Purchaser all of the following documents:

                           (i) an Officers' Certificate, dated the date of the Closing, stating that the conditions specified in Section 1 and Sections 2.A through 2.V, inclusive, have been fully satisfied;

                           (ii) certified copies (a) of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby, the filing and effectiveness of the Certificate of Incorporation, the issuance and sale of the Series A-1 Preferred, the Series A-2 Preferred, the issuance of the Common Stock, the reservation for issuance of Company Preferred and Common Stock meeting the standards set forth in Sections 2.K and 2.L above, and the consummation of all other transactions (including the Concurrent Purchases and the Reorganization Transactions (excluding completion of the RCH Liquidation)) to which the Company and/or New ARC is a party and contemplated by this Agreement, and (b) documentation evidencing the unanimous board and shareholder approvals referred to in Section 2.E above;

                           (iii) certified copies of the Certificate of Incorporation, Company Bylaws and New ARC Organizational Documents, in each case, as in effect at the Closing;

                           (iv) fully executed copies of each of the Employment Agreements and Subscription Agreements, as in effect at the Closing;

                           (v) copies of all consents and approvals of each Person required to consummate the Reorganization Transactions, the transactions contemplated hereunder, and in connection with each of the Concurrent Purchases;

                           (vi) certificates representing the Common Stock and Series A -1 Preferred Stock to be issued to the Purchaser in accordance with Section 1.B hereof, registered in the Purchaser's or its nominee's name;

                           (vii) copies of the Asset Transfer Agreement and Liquidation Documents, Indemnification Agreement, and Stockholders' Pledge Agreement (including all certificates representing the initial collateral thereunder in accordance with the terms thereof), in each case, in full force and effect;

                           (viii) satisfactory documentation regarding the matters identified in Section 2.R above;

                           (ix) the legal opinions referred to in Section 2.N;

                           (x) fully executed copies of each agreement referred to in Section 2.Q above, accompanied by consents to assignment, where appropriate or necessary, in each case in full force and effect; and

                           (xi) such other documents relating to the transactions contemplated by this Agreement (including the Concurrent Purchases), and the Reorganization, as Purchaser or its counsel may request.

                  V. Proceedings. All corporate and other proceedings taken or required to be taken by the Company and any other Person (including New ARC) in connection with the transactions contemplated hereby, by the Reorganization Transactions and in the Concurrent Purchases transaction documents to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

                  W. Waiver. Any condition specified in this Section 2 may be waived by the Purchaser; provided that no such waiver shall be effective against any such Person unless it is explicitly set forth in a writing executed by such Person.

                  SECTION 3. COVENANTS.

                  A. Financial Statements and Other Information. The Company shall deliver to Purchaser, so long as Purchaser and/or its Affiliates own three
(3) or more shares of Company Preferred or 5% or more of the issued and outstanding Common Stock (such Purchaser being a "Qualifying Holder"):

                           (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget (beginning in fiscal 1999), and to the corresponding period in the preceding fiscal year (which, for fiscal year 1999, shall be a comparison to the Company's projections for fiscal 1999), and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be certified by the Company's chief financial officer;

                           (ii) as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and consolidated balance sheets of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be certified by the Company's chief financial officer;

                           (iii) within 90 days after the end of each fiscal year, audited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget (beginning in fiscal 1999),and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements (and not with respect to budgets and/or projections), an unqualified opinion of Arthur Andersen LLP or such other independent accounting firm of recognized national standing approved by the Company's board of directors, (b) a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Company or any Subsidiaries in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any material agreement to which the Company or any Subsidiaries is a party or, if such accountants have reason to believe any default by the Company or any Subsidiaries exists, a certificate specifying the nature and period of existence thereof, and (c) a copy of such firm's annual management letter to the board of directors;

                           (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accounts (and not otherwise contained in other materials provided hereunder);

                           (v) at least 45 days (but not more than 90 days) prior to the beginning of each fiscal year, beginning in the fourth quarter of fiscal 1999, a budget plan (and in the case of fiscal year 1999, on December 1, 1998, a draft budget plan), including a timetable of key events, will have been submitted to the Company's board of directors for approval for the preparation of annual budgeted statements of income and cash flows and budgeted balance sheets, which budgeted financial statements will have been submitted to the Company's board of directors for approval prior to the beginning of such fiscal year and will have been approved by the Company's board of directors prior to the thirtieth day of such fiscal year, prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by or on behalf of the Company and any revisions of such annual or other budget (each of which shall be reviewed and approved by the Company's board of directors);

                           (vi) promptly (but in any event within five (5) business days) after the discovery by an executive officer of the Company, or receipt of notice by the Company, of any default under any material agreement to which the Company or any of its Subsidiaries is a party or any other material adverse change, event or circumstance affecting the Company or any Company Subsidiary (including, without limitation, the filing of any material litigation against the Company or any Company Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

                           (vii) within ten (10) days after transmission thereof, copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company or any Company Subsidiary, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning material developments in the Company's and its Subsidiaries' businesses; and

                           (viii) with reasonable promptness, such other information and financial data concerning the Company or its Subsidiaries as any Qualifying Holder may reasonably request.

Each of the financial statements referred to in this Section A shall fairly present the financial condition and results of operations of the Company and its Subsidiaries as of the dates thereof and for the periods reflected therein and shall be true and correct in all material respects, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments (consistent in nature and amount with past practice) for recurring accruals (none of which would, individually or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole) and lack of footnotes.

Notwithstanding the foregoing, the provisions of this Section A shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements, and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this Section A all reports and other materials filed by the Company and each Subsidiary with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided that so long as any Company Preferred remains outstanding, the Company shall continue to deliver to each Qualifying Holder, the information specified in Sections A(v) and A(vi) above, and copies of all press releases and other statements made available generally by the Company or any Company Subsidiary to the public concerning material developments in the Company's and its Subsidiaries' businesses.

Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under Sections 3.A, 3.B and 3.C shall use its best efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has designated in writing as proprietary or confidential in nature (at the time such information is provided, or, in the case of oral disclosures, orally identified as confidential at the time of disclosure and designated in writing as such within 30 days after such oral disclosure), provided that each such Person (i) may, to the extent required by law, disclose such information in connection with the sale or transfer or proposed sale or transfer of any Company Preferred or Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof, and (ii) may disclose such information to any partner, subsidiary, or Affiliate of such Person or to officers, directors or employees of the foregoing (provided that such Persons are bound by confidentiality provisions similar to those described herein) for the purpose of evaluating its investment in the Company so long as such Person is advised of the confidential nature of the information.

If Purchaser is requested to disclose any of the confidential information, and Purchaser is advised by counsel that it must disclose such information or else stand liable for contempt or other penalty or censure, Purchaser will promptly notify the Company of such request so that the Company may seek a protective order or other appropriate remedy. Purchaser agrees to cooperate with the Company, at the Company's expense, in its efforts to obtain such remedies, but this provision will not be construed to require Purchaser to undertake litigation or other legal proceedings. If such protective order or other remedy is not promptly obtained, any information that is required to be disclosed may be disclosed by Purchaser pursuant to the advice of counsel.

For purposes of this Agreement, "confidential information" shall not include (i) information that becomes publicly available (other than as a result of breach of this Section 3.A), (ii) any information which Purchaser is required to disclose under applicable law or regulation, including any regulation applying to any stock exchange in which it or its Affiliates' shares are listed, or as a result of an order or request of any competent jurisdiction, governmental or other authority, or (iii) any information that the Purchaser can demonstrate was legally already in its possession prior to the Purchaser's receipt of such information from another party or the Company.

                  B. Inspection of Property. The Company shall permit any representatives designated by Purchaser, so long as Purchaser is a Qualifying Holder, upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company or its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such Person with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

                  C. Attendance at Board Meetings. So long as Purchaser is a Qualifying Holder, the Company shall give Purchaser written notice of each meeting of its board of directors and each committee thereof (or the board of directors of any such committee of any Company Subsidiary) at least three (3) business days prior to the date of each such meeting, and the Company or such Subsidiary as applicable, shall permit a representative of each such Person not otherwise represented on the board or such committee to attend as an observer all meetings of its board of directors and all committees thereof; provided that in the case of telephonic meetings conducted in accordance with the Company's or such Company Subsidiary's bylaws and applicable law, each such Person need receive only actual notice thereof at least 48 hours prior to any such meeting, and each such Person's representative shall be given the opportunity to listen to such telephonic meetings. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors in connection with such meetings at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its board of directors or of any committee thereof, the Company shall give written notice thereof to each such Person prior to the effective date of such consent describing in reasonable detail the nature and substance of such action. Notwithstanding the foregoing, the board of directors may, in its discretion and under special circumstances as determined by the board, direct that no such notice, right to attend or right to receive materials be honored, in which case, the Company shall have no liability to the Purchaser (in its capacity as such) for any failure to give any such notice, permit such attendance, or provide such materials.

                  D. Use of Proceeds. The proceeds from the purchase of the Company Preferred and Common Stock hereunder and by the Concurrent Purchases shall be used for general corporate purposes.

                  E. Negative Covenants. So long as any of the Company Preferred issued hereunder remains outstanding, the Company shall not, without the prior written consent of the holders of at least 60% of the then outstanding shares of Company Preferred:

                           (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities other than on the Company Preferred pursuant to the terms of the Certificate of Incorporation, except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock in accordance with the terms of the Certificate of Incorporation;

                           (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Company Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Company Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) other than Company Preferred pursuant to the terms of the Certificate of Incorporation and purchases pursuant to Section 5.16 of the Asset Transfer Agreement, dated as of November 23, 1998, between the Company and RCH Holdings, Inc., or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for repurchases of Common Stock from employees of the Company and its Subsidiaries upon termination of employment pursuant to arrangements approved by the Company's board of directors;

                           (iii) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 20% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of fair market value, as determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions, or sell or permanently dispose of any of its or any Subsidiary's Intellectual Property Rights;

                           (iv) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income Tax purposes);

                           (v) acquire any interest in any company or business (whether by purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture, or permit any Subsidiary to acquire any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise) or enter into any joint venture, unless such acquisition or joint venture (an "Acquisition") has received (after full and complete disclosure of all material information regarding the proposed Acquisition, including capital budgets, to the Company's board of directors) the approval of the Company's board of directors;

                           (vi) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than those businesses (a) currently conducted by the Company or conducted by any of the Predecessor Corporations within one (1) year prior to the Reorganization Transaction, or (b) proposed to be conducted in the Proxy;

                           (vii) except for any indebtedness which has been previously approved pursuant to a Company budget approved by the board of directors of the Company, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any indebtedness exceeding an aggregate principal amount of $1,000,000 outstanding at any time on a consolidated basis, without obtaining the approval of the Company's board of directors;

                           (viii) except for any expenditure which has been approved by the Company's board of directors in a budget as described above, authorize or make, or permit any Subsidiary to authorize or make, any expenditure in any single transaction or any series of related transactions for $1,000,000 or more during any calendar year without obtaining the approval of the Company's board of directors;

                           (ix) fail to maintain in full force and effect with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business (including, without limitation, (A) product liability coverage, and (B) directors and officers liability insurance coverage of at least $10 million per claim (which limit shall not include coverage, if any, available pursuant to any insurance procured pursuant to Section 4.3 of the Stockholders' Agreement), or such other amounts determined by the board of directors of the Company, which policies shall name the Company as beneficiary thereof), it being agreed and understood that the procurement of any insurance through the Purchaser, any Concurrent Purchaser, or any such Person's Affiliate, shall not in and of itself be deemed to have satisfied this requirement;

                           (x) except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation, the Company's bylaws or file any resolution with the Delaware Secretary of State containing any provisions, which would increase the number of authorized shares of Company Preferred or adversely affect or otherwise impair the rights or relative preferences and priorities of the holders of Series A-1 Preferred under this Agreement, the Certificate of Incorporation, or the Company's bylaws;

                           (xi) merge or consolidate with any Person or, except as permitted by Section (v) above, permit any Subsidiary to merge or consolidate with any Person (other than a wholly-owned Subsidiary), without the approval of the Company's board of directors;

                           (xii) enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, employees or Affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such Person or individual owns a beneficial interest, except as approved by disinterested directors after full disclosure;

                           (xiii) with respect to any employee, fail to use reasonable efforts to enter into and maintain valid and enforceable noncompetition, nonsolicitation, nondisclosure, and intellectual property assignment agreements with such employees in the form(s) approved by the Company's board of directors, it being agreed and understood that any such approval by the Company's board of directors shall not in and of itself, be deemed to have satisfied this requirement;

                           (xiv) amend, modify or waive any provision of any employee stock, stock option or similar agreement or any employment, non-compete, nonsolicitation, nondisclosure or intellectual property assignment agreement or fail to enforce the provisions of any employee stock, stock option or similar agreement or any employment, non-compete, nondisclosure or intellectual property assignment agreement or fail to exercise any of its rights or remedies thereunder;

                           (xv) fail to maintain a Compensation Committee of the Company's board of directors which committee shall determine compensation packages for all top level management employees of the Company and each of its Subsidiaries (for purposes hereof, "top level management employees" shall mean those persons determined to be top level management employees by the Company's board of directors);

                           (xvi) except as expressly contemplated by this Agreement or by the Concurrent Purchases, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features),
         (b) any additional shares of Company Preferred, or (c) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which in any case are senior to or on a parity with the Company Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise;

                           (xvii) except as contemplated by this Agreement or the Stockholders' Agreement, change the authorized size of its board of directors;

                           (xviii) increase the number of shares of Common Stock issuable pursuant to stock option plans or stock ownership plan's above 26,539,513 (as such number is proportionately adjusted for stock splits, combinations and dividends affecting the Common Stock), otherwise amend or modify any stock option plan or employee stock ownership plan established as of or after the Closing, or adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its or its Subsidiaries' employees other than as contemplated by the Stockholders' Agreement;

                           (xix) use the proceeds from the sale of the Company Preferred and Common Stock to the Purchaser and Concurrent Purchasers other than as provided in Section 3.D above, or as approved by the board of directors;

                             (xx) make or permit any Company Subsidiary to make an assignment for the benefit of creditors or admit in writing its inability to pay its debts generally as they become due; or petition or apply to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Company Subsidiary or of any substantial part, of the assets of the Company or any Company Subsidiary, or commence any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Company Subsidiary) relating to the Company or any Company Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or

                           (xxi) take any action which would adversely alter or change any of the rights, preferences or privileges of the Series A-1 Preferred or the Series A-2 Preferred.

                  F. Affirmative Covenants. So long as any shares of the Company Preferred issued hereunder remain outstanding, the Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the holders of at least 60% of the then outstanding shares of Company Preferred:

                           (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all licenses, authorizations and permits necessary or desirable to the conduct of its businesses, the failure of which could reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company or Company Subsidiaries;

                           (ii) maintain and keep its material properties in reasonably good repair, working order and condition;

                           (iii) pay and discharge when payable all Taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves

         (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                           (iv) comply with all other obligations which it incurs or succeeds to pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that (a) the same are being contested in good faith and by appropriate proceedings, and (b) adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

                           (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company or Company Subsidiary; and

                           (vi) maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

                  G. Intellectual Property Rights. The Company shall, and shall cause each Subsidiary to, possess and maintain all material Intellectual Property Rights necessary or desirable to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights. Without limiting the generality of the foregoing, as soon as reasonably practicable after the Closing, the Company will file (i) appropriate recordation of change of name and/or assignment documents in the U.S. Patent and Trademark Office against each of the Company's federal trademark applications and registrations and (ii) appropriate change of name documents with InterNIC with respect to the domain name "arc.com". Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which would infringe upon or misappropriate any rights of other Persons.

                  H. Current Public Information. At all times after the Company or any Company Subsidiary has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company or applicable Subsidiary shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as the Purchaser may reasonably request, all to the extent required to enable the Purchaser to sell (subject to any applicable restrictions in the Stockholders' Agreement) Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to or as directed by Purchaser, a written statement as to whether it has complied with such requirements

                  I. FIRPTA. The Company's capital stock does not constitute a United States real property interest as that term is defined in Section 897(c)(1)(A)(ii) of the IRC. The preceding representation is based on a determination by the Company that the Company is not and has not been a United States real property holding corporation (as that term is defined in Section 897(c)(2) of the IRC) since the date of its incorporation. The Company acknowledges that Purchaser may be a foreign entity or have foreign Persons as partners or members and that the Company may be required to file or cause to be filed in the future with the Internal Revenue Service certain statements with its United States income Tax Returns required under Section 1.897-2(h) of the Treasury Regulations. The Company shall use reasonable efforts consistent with sound business practice to avoid becoming a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the IRC (it being understood that such standard shall not preclude the Company from leasing sites and undertaking leasehold improvements in the ordinary course of business).

                  So long as the Company is not a "United States real property holding corporation," the Company shall attach to its income Tax Return each year a statement informing the IRS of that fact as described in Section 1.897-2(h) (4) of the Treasury Regulations and shall send a copy of such statement to Purchaser. In addition, upon Purchaser's reasonable request, the Company shall provide Purchaser with a statement that the Company is or is not a "United States real property holding corporation" as of the date specified by the Purchaser (or as of the date of the request if the Purchaser does not specify a date). The Company shall not inform the Internal Revenue Service of Purchaser's request for such a statement unless the Company is required to do so by Section 897 of the IRC or the applicable regulations thereunder or otherwise by applicable law.

                  In the event the Company in the future becomes a "United States real property holding corporation," the Company shall promptly notify Purchaser in writing of such fact. Thereafter, upon written request from Purchaser, the Company shall provide information, documentation and assistance to Purchaser reasonably related to the Company's status as a "United States real property holding corporation," including but not limited to an affidavit stating (if true) that the equity interest held by Purchaser is of a class that is regularly traded (as defined by Sections 1.897-1(n) and 1.897-9T of the Treasury Regulations) on an established securities market (as defined by Section 1.897-1(m) of the Treasury Regulations).

                  J. Certain Preemptive Rights. At and after such time as aggregate equity investments in the Company, including pursuant to this Agreement and the Concurrent Purchases, in the aggregate, equal or exceed $60,000,000, and so long as Purchaser owns Common Stock, such Purchaser shall, in connection with the issuance of additional Company equity securities to non-employees exclusively for cash in a transaction prior to any Qualifying Public Offering (as defined in the Certificate of Incorporation) (a "Triggering Issuance"), have the right to irrevocably subscribe for and purchase from the Company for cash, additional equity securities of the same kind, in the same relative proportions, at the same per share price and on such other terms and conditions identical in all material respects (except for differences necessary or desirable as a result of the regulatory status of a Purchaser, which differences will be implemented in as equitable a manner as practicable) as such equity securities are offered and sold in the Triggering Issuance; provided, however, that such Purchaser shall only be permitted to make such purchases as are necessary, after giving effect to (a) the Triggering Issuance, (b) Purchaser's exercise of this preemptive right, and (c) all concurrent exercises of similar rights available under this Agreement and under any other agreements, to maintain such Purchaser's proportionate interest in the Company after such issuance at the same level as immediately prior thereto. For purposes of this
Section 3.J, "proportionate interest" shall be determined based on the number of shares of Common Stock purchased and still owned by the relevant Person (excluding Preferred Stock and Common Stock issued upon conversion of

Company Preferred, and treating any shares of Common Stock sold by such Person as shares issued upon conversion, to the extent that such person has converted Company Preferred). Upon the revocable determination by the Company's board to issue additional equity securities under circumstances creating these rights, the board shall determine whether purchases pursuant to this Section 3.J shall
(a) commensurately reduce issuances pursuant to the Triggering Issuance, (b) be offered in addition to issuances pursuant to the Triggering Issuance, or (c) be accomplished by some combination of clauses (a) and (b) above, and, thereafter, the board shall promptly notify each party to an Investment Agreement or any such other agreement giving rise to such right and work in good faith to expeditiously implement these rights.

                  K. Authorized and Reserved Common Stock and Company Preferred. The Company agrees to take and to cause to be taken all action necessary to assure that a sufficient quantity of Series A-1 Preferred and Series A-2 Preferred is timely authorized and reserved for issuance as dividends on outstanding Company Preferred and to assure that a sufficient quantity of Common Stock is timely authorized and reserved for issuance to accommodate conversion of Company Preferred (including Company Preferred issued in the future and issued as dividends on Company Preferred). All such shares of Common Stock and Company Preferred so issuable will, after being issued, be duly and validly issued, fully paid and nonassessable and free of all Taxes, liens and charges. The Company shall take all action as may be necessary to assure that all such shares of Company Preferred and Common Stock may be so issued without violation of any laws or governmental regulations.

                  L. Designation of Directors. The Company shall use its best efforts to cause any directors designated by the Purchaser as provided in the Stockholders' Agreement to be elected to the board of directors of the Company, in accordance with the terms of the Stockholders' Agreement.

                  SECTION 4. TRANSFER OF RESTRICTED SECURITIES.

                  A. General Provisions. Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available and (iii) subject to the, Stockholders' Agreement, any other legally available means of transfer.

                  B. Rule 144A. Upon the request of Purchaser, the Company shall promptly supply to Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

                  C. Legend Removal. In connection with the transfer of any Restricted Securities (other than a transfer described in Section 4.A.(i) or (ii) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 4.1 of the Stockholders' Agreement under the caption "First

Legend". If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 4 and Section 4.1 of the Stockholders' Agreement.

                  SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Purchaser to enter into this Agreement and purchase the Series A-1 Preferred and the Common Stock hereunder, the Company hereby represents and warrants that:

                  A. Organization and Corporate Power. Each of the Company and the Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the ownership of its property or conduct of business requires it to qualify. The Company possesses all requisite power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Certificate of Incorporation and Bylaws of each of the Company and the company Subsidiary which have been furnished to the Purchaser are current, correct, complete and in full force and effect.

                  B. Capital Stock and Related Matters.

                           (i) As of the Closing and immediately thereafter
(giving effect to the Concurrent Purchases), the authorized capital stock of the Company shall consist of (a) seven hundred fifty (750) shares of Series A-1 Preferred, fifty one (51) of which shall be issued and outstanding at the Closing), (b) two hundred fifty (250) shares of Series A-2 Preferred, fifteen
(15) of which shall be issued and outstanding at the Closing, and (c) one billion (1,000,000,000) shares of Common Stock, of which four hundred two million, four hundred sixty seven thousand, three hundred and thirty nine (402,467,339) shares shall be issued and outstanding as of the Closing. Up to ten million five hundred fifty thousand (10,550,000) shares of Common Stock shall be reserved for issuance to a Chief Operating Officer, Chief Technology Officer, General Counsel and Vice President of Information Technology, which positions the Company is presently seeking to fill. As of the Closing, except pursuant to the Transaction Documents, neither the Company nor the Company Subsidiary will have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans. The attached Capitalization Schedule accurately sets forth the following information, both before and after the Closing hereunder and under the Concurrent Purchases, with respect to all outstanding Company securities and rights to acquire the Company's capital stock: the holder, the number of shares covered, and the status of such security as restricted or unrestricted stock. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

                           (ii) Except pursuant to the Transaction Documents,
there are no statutory or, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Series A-1 Preferred, the Series A-2 Preferred or the Common Stock hereunder or the issuance of the Common Stock upon conversion of the Company Preferred. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and, assuming that the Purchaser's representations in Section 7.C are true and correct, the offer, sale and issuance of the Company Preferred and the Common Stock hereunder and upon conversion of the Company Preferred, and the issuance and distribution of Common Stock in connection with the Reorganization Transactions do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no other agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other material aspect of the Company's affairs, except for the Stockholders' Agreement.

                  C. Subsidiaries. The Company and New ARC (which is wholly owned by the Company), were, as of the Effective Date, newly formed, solely for purposes of the transactions contemplated by the Transaction Documents. Neither the Company nor New ARC has, or has had, any ownership interest in any other Person (other than the Company's ownership of all of the equity securities of New ARC).

                  D. Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company or Company Subsidiary is a party have been duly authorized by the board of directors and shareholders of the Company. This Agreement and all other agreements contemplated hereby to which the Company or Company Subsidiary is a party each constitutes a valid and binding obligation of the Company or Company Subsidiary, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement and all other agreements contemplated hereby to which the Company and/or Company Subsidiary is a party, the offering, sale and issuance of the Company Preferred and Common Stock hereunder, in connection with the Reorganization Transactions and in connection with the Concurrent Purchases, as well as the issuance of the Common Stock upon conversion of the Company Preferred, the adoption of the Certificate of Incorporation and the Company's bylaws and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not
(i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or Company Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body or agency pursuant to, the charter or bylaws of the Company or Company Subsidiary, or any law, statute, rule or regulation to which the Company or Company Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or Company Subsidiary is subject.

                  E. Assets. As a result of the Reorganization Transactions, the Company and Company Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by RCH Holdings Inc. and the Predecessor Corporations immediately prior to the Reorganization, subject only to liens in favor of S.Z. Investments, L.L.C. (which existed immediately prior to the Effective Date but were released subsequent thereto), liens for current property Taxes not yet due and payable, and liens immaterial to the conduct of business of the Company and Company Subsidiary as described in the Proxy.

                  F. Other Representations, Warranties, Covenants and Deliveries. The Company hereby (a) restates to and for the benefit of Purchaser each representation, warranty and covenant of RCH Holdings, Inc. and the Company set forth in the Asset Transfer Agreement (including with respect to the delivery of documents) as though represented, warranted, covenanted, and delivered by the Company to Purchaser at and as of the Effective Date, and (b) represents and warrants to the Purchaser that this Agreement is identical in all material respects in form and substance to each of the Investment Agreements with the Company entered into (i) concurrently herewith, and (ii) on the Effective Date, except with respect to matters identified on Exhibit L.

                  G. Closing Date. The representations and warranties of the Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to Purchaser shall be true and correct in all respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement and the Concurrent Purchases and except that representations made as of another specific date need only be true and correct as of the date made.


                  SECTION 6. DEFINITIONS.

                  A. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                  "Asset Transfer Agreement" means the Asset Transfer Agreement, dated November 17, 1998, between RCH Holdings, Inc and the Company.

                  "Concurrent Purchases" means the transactions contemplated by the Concurrent Purchasers pursuant to agreements substantially in the form of this Investment Agreement.

                  "Current Modification Documents" means the documents attached hereto as Exhibit K.

                  "EOPT Agreements" means the agreements granting the Company and Company Subsidiary the right to install the Company's network architecture in not less than 40 office properties owned or managed by Equity Office Properties Trust or Affiliates thereof, including the related parent guarantee.

                  "Former Subsidiaries" means Allied Riser Communications, Inc. (F/K/A RiserCorp, Inc.) and DPI Technology Resources, Inc.

                  "Indemnification Agreement" means the Indemnification Agreement, dated November 23, 1998, among the Company, EGI-ARC Investors, Inc., Telecom Partners II, L.P., Crescendo World Fund, LLC, Eagles Ventures WF, LLC, Crescendo III, L.P., Lawrence Equity Group, LLC and the other parties thereto, in the form attached hereto as Exhibit E, as amended from time to time, as modified by the Current Modification Documents.

                  "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill (if any) associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and
(viii) copies and tangible embodiments thereof (in whatever form or medium).

                  "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                  "Liquidation Documents" means the Plan of Liquidation relating to the liquidation of the Former Subsidiaries into RCH Holdings, Inc., all as described in the Asset Transfer Agreement, and including all documents and transactions related thereto.

                  "Officers' Certificate" means a certificate signed by each of the Company's President, Chief Financial Officer, and Vice President of Finance stating that (i) the officers signing such certificate have each made or have caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, after due inquiry, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Predecessor Corporations" means each of RCH Holdings, Inc., Allied Riser Communications, Inc. (f/k/a RiserCorp., Inc.), Carrier Direct, Inc., DPI Technology Resources, Inc., Digital Packet Interface Solutions, Inc. and each of their respective predecessors.

                  "Reorganization" and "Reorganization Transactions" means the Reorganization Transaction as defined in the Indemnification Agreement, excluding only the purchase and sale by Purchaser contemplated by this Agreement and by the Agreements attached hereto as Exhibit L.

                  "Restricted Securities" means (i) the Company Preferred and Common Stock issued hereunder and to the Concurrent Purchasers, (ii) the Common Stock issued upon conversion of Company Preferred, and (iii) any securities issued with respect to the securities referred to in clauses (i), (ii) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to

Rule 144(k) (or any similar provision then in force) under the Securities Act or
(c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth as the "First Legend" in Section 4.1 of the Stockholders' Agreement have been delivered in accordance therewith

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "Stockholders' Agreement" means the Stockholders' Agreement among the Company, EGI-ARC Investors, Inc., Telecom Partners II, L.P., and the other parties thereto, as modified by the Current Modification Documents.

                  "Stockholders' Pledge Agreement" means the Stockholders' Pledge Agreement among the Company, EGI-ARC Investors, L.L.C. (as collateral agent and in its individual capacity), and the other parties thereto.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

                  "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other Taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to Tax, and interest attributable thereto) whether disputed or not.

                  "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                  "Transaction Documents" means the Asset Transfer Agreement and each document referred to on Exhibit A thereto, in each case, as modified by the Current Modification Documents.

                  SECTION 7. MISCELLANEOUS.

                  A. Expenses. The Company agrees to pay on demand as reimbursement to Purchaser, (i) the out-of-pocket travel and similar expenses of Purchaser's employees and Affiliates arising in connection with the due diligence and negotiation, documentation and execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, (ii) the fees and expenses of counsel to Purchaser, arising in connection with the negotiation, documentation and execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby (which fees and expenses identified in clause
(i) above and in this clause (ii) shall not exceed $30,000.00 in the aggregate),
(iii) the reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement and the Transaction Documents, the other agreements contemplated hereby or in the Certificate of Incorporation (including, without limitation, in connection with any proposed merger, sale or recapitalization of the Company or Subsidiary), (iv) stamp and other Taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of capital stock issued or issuable hereunder (whether at the Closing or thereafter), (v) the reasonable fees and expenses incurred with respect to the successful enforcement of the rights granted under this Agreement, the agreements contemplated hereby, or the Certificate of Incorporation and other Transaction Documents, and (vi) the reasonable fees and expenses incurred by Purchaser or its Affiliates in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Person (it being understood that such expense provision shall not apply to any SEC filings made by the Purchaser in the ordinary course as a result of holding any publicly traded securities in the Company); including, without limitation, any filings at any time while such Person owns Company Preferred or Common Stock, required under the Hart-Scott-Rodino Antitrust Improvement Act.

                  B. Remedies. The Purchaser shall have all rights and remedies set forth in this Agreement, the Certificate of Incorporation and all rights and remedies which such holder has been or is subsequently granted at any time under any other agreement or contract and all of the rights which such holder has under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Company agrees to indemnify and hold the Purchaser, its officers, partners and Affiliates harmless against any loss, liability, damage or expense (including reasonable legal fees and costs) which such Purchaser may suffer, sustain or become subject to as a result of or in connection with the breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement, the Certificate of Incorporation or the Transaction Documents.

                  C. Purchaser Representations. Purchaser hereby represents and warrants that (i) (A) such Purchaser is duly organized and (B) such Purchaser's execution, delivery and performance of this Agreement has been duly authorized by all necessary partnership action required on the part of Purchaser, (ii) Purchaser's execution, delivery and performance of this Agreement will not, in any material respect, breach or conflict with or cause a default under, any applicable law or other agreement or instrument to which Purchaser is a party or by which it is bound, (iii) it has full power and authority to execute, deliver and perform this Agreement and to purchase the Company Preferred and Common Stock to be purchased by Purchaser hereunder, (iv) this Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, (v) it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, provided that nothing contained herein shall prevent the Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof, (vi) its financial condition is such that such Purchaser is able to bear the risk of holding the Company Preferred and Common Stock to be received by Purchaser for an indefinite period of time, (vii) it has such knowledge and experience in financial and business matters and in making investments of this type and that Purchaser is capable of evaluating the merits and risks of purchasing the Company Preferred and the Common Stock, (viii) it has been provided access to such information and documents of the Company as such Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Company Preferred and the Common Stock and (ix) it is an "accredited investor" within the meaning of such term set forth in Rule 501(a) of the Securities Act for the Company Preferred and Common Stock being purchased hereby.

                  D. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least 75% of the then outstanding shares of Company Preferred and all current and future holders of Company Preferred and Common Stock shall be bound by such written consents; provided, however, that no such amendment shall treat the Purchaser or the Purchaser's rights with respect to the Company, differently in any material respect than the holders of Company Preferred executing such written consent, without the written consent of the Purchaser. No other course of dealing between the Company and the holder of Company Preferred, or any delay in exercising any rights hereunder or under the Certificate of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Company Preferred held by the Company or any Subsidiaries shall not be deemed to be outstanding.

                  E. Survival of Representations and Warranties; Schedules and Exhibits. All representations and warranties contained or incorporated herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by Purchaser or on its behalf and even if the Purchaser knows or had reason to know of any such misrepresentation or breach of warranty or covenant as of the Closing. Nothing in the Schedules or Exhibits hereto or incorporated herein, shall be deemed adequate to disclose an exception to a representation or warranty made herein or therein, unless such Schedule or Exhibit identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein or in such incorporated materials (unless the representation or warranty has to do the with existence of the document or other item itself).

                  F. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as a purchaser or holder of Company Preferred, and/or Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Company Preferred and/or such Common Stock.

                  G. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  H. Counterparts. This Agreement may be executed simultaneously in one or more counterparts (either or both of which may be by facsimile), any one of which need not contain the signatures of both parties, but both such counterparts taken together shall constitute one and the same Agreement. At any time after the date hereof, any Person purchasing Company Preferred will be required to execute an agreement similar to the Stockholders' Agreement and agreeing to be bound by the terms and conditions of such Agreement.

                  I. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

                  J. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE.

                  K. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or the date delivered when delivered personally to the recipient, and on the business day following the date of transmission, when sent to the recipient by reputable overnight courier service (charges prepaid) and on the business day following the date of transmission, when sent to the recipient by facsimile transmission (confirmed by the facsimile operator). Such notices, demands and other communications shall be sent to Purchaser and each Concurrent Purchaser at the address and/or facsimile number indicated on the Schedule of Purchasers and to the Company at the address and/or facsimile number indicated below:


                  Allied Riser Communications Holdings, Inc.
                  10 S. Wacker Drive, Suite 3425
                  Chicago, IL  60606
                  Fax:  (312) 454-4081
                  Attention: President


                  with a copy to:

                  Crouch & Hallett, L.L.P.
                  717 N. Harwood, Suite 1400
                  Dallas, Texas 75201
                  Fax:  (214) 922-4193
                  Attention: Timothy R. Vaughan

or to such other address and/or facsimile number or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  L. Understanding Among the Purchasers. The determination of the Purchaser to purchase the Company Preferred and Common Stock pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser or prior purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company, New ARC, or any predecessor which may have been made or given by any Concurrent Purchaser or prior purchaser or by any agent or employee of any Concurrent Purchaser or prior purchaser. In addition, it is acknowledged by the Purchaser that no other Concurrent Purchaser or prior purchaser has acted as an agent of the Purchaser in connection with making its investment hereunder and that no such Person shall be acting as an agent of such Purchaser in connection with monitoring its investment hereunder.

                  M. Integration. This Agreement, together with the Transaction Documents, constitutes the entire agreement between the Company and the Purchaser with respect to the subject matter covered hereby and thereby and supersedes all prior or contemporaneous oral or written agreements, arrangements or understandings.

                  N. Capital and Surplus; Special Reserves. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Company Preferred issued pursuant to this Agreement and the Concurrent Purchases shall be equal to the aggregate initial liquidation value of such shares and that it shall not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement. The Company also agrees that it shall not create any special reserves under Section 171 of the General Corporation Law of Delaware without the prior written consent of the holders of at least 60% of the then outstanding shares of Company Preferred.

                  O. Treatment of Company Preferred. The Company covenants and agrees that so long as federal income Tax laws prohibit a deduction for distributions made by the Company with respect to preferred stock (i) it shall treat all distributions paid by it on the Company Preferred as non-deductible dividends on all of its Tax Returns and (ii) it shall treat the Company Preferred as preferred stock in all of its financial statements and other reports and shall treat all distributions paid by it on the Company Preferred as dividends on preferred stock in such statements and reports.




        *        *       *        *        *        *        *       *

                  IN WITNESS WHEREOF, the parties hereto have executed this Series A -1 Preferred Stock Investment Agreement on the date first written above.

                                                         EXHIBIT A

                              CONCURRENT PURCHASES



                                                          Shares of
                                   Shares of Series      Series A-2        Shares of
                                    A-1 Preferred         Preferred       Common Stock        Total
                                     Purchased at        Purchased at     Purchased at       Purchase
Purchaser                             Closing             Closing           Closing           Price

TELECOM PARTNERS II, L.P.                  2                   0                             $2,000,000
                                                                              8,749,290         $874.93

CRESCENDO WORLD FUND, LLC              .9543                   0                               $954,300
                                                                              4,174,724         $417.48

EAGLE VENTURES WF, LLC                 .0457                   0                                $45,700
                                                                                199,921          $20.00


CRESCENDO III, L.P.                        4                   0                             $4,000,000
                                                                             17,498,580       $1,749.86

ANDA PARTNERSHIP                           3                   0                             $3,000,000
                                                                             13,123,935       $1,312.40



NORWEST VENTURE PARTNERS VII,             15                   0                            $15,000,000
L.P.
                                                                             65,619,675       $6,561.97

Addresses:


1.       Norwest Venture Partners VII, L.P.
         40 William Street, Suite 305
         Wellesley, MA 02481-3902
         Fax: (781) 237-6270
         Attention: Blair Whitaker


         With a copy to:

         Edwards & Angell, LLP
         101 Federal Street
         Boston, Massachusetts 02110
         Fax: (617) 439-4170
         Attention: Leonard Q. Slap


2.       Telecom Partners II, L.P.
         3200 Cherry Creek Drive South
         Suite 450
         Denver, Colorado 80209
         Fax:     (303) 765-1110
         Attention: Steve Schovee

         With a copy to:

         Holland & Hart LLP
         555 Seventeenth Street, Suite 3200
         Denver, Colorado 80202
         Fax:     (303) 295-8261
         Attention: Michael S. Quinn

3.       Crescendo World Fund, LLC,
         Eagle Ventures WF, LLC, and
         Crescendo III, L.P.
         c/o Crescendo Venture
         Management, L.L.C.
         800 LaSalle Avenue, Suite 2250
         Minneapolis, Minnesota  55402
         Fax:     (612) 607-2801
         Attention:  David Spreng

                  With a copy to:

         Messerli & Kramer
         1800 Fifth Street Tower
         150 S. Fifth Street
         Minneapolis, MN 55402
         Fax:     (612) 672-3777
         Attention: Kevin Spreng



4.       ANDA Partnership
         Two North Riverside Plaza
         Chicago, IL 60606
         Fax: (312) 466-3700
         Attention:  Mark Slezak

                  With a copy to:

         Rosenberg & Liebentritt, P.C.
         Two North Riverside Plaza
         Chicago, IL  60606
         Fax:  (312) 454-0335
         Attention:  Jon Wasserman

                  Schedule of Other 1998 Investment Agreements


1. Investment Agreement, dated as of December 30, 1998, by and between ARC and EGI-ARC Investors, L.L.C.

2. Investment Agreement, dated as of December 30, 1998, by and between ARC and Telecom Partners II, L.P.

3. Investment Agreement, dated as of December 30, 1998, by and between ARC and Crescendo World Fund, LLC

4. Investment Agreement, dated as of December 30, 1998, by and between ARC and Eagle Ventures WF, LLC

5. Investment Agreement, dated as of December 30, 1998, by and between ARC and Crescendo III, L.P.

6. Investment Agreement, dated as of December 30, 1998, by and between ARC and Lawrence Equity Group, L.L.C.

7. Investment Agreement, dated as of December 30, 1998, by and between ARC and ANDA Partnership